                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement               |_| Confidential, For Use of the
                                                    Commission Only
                                                    (as permitted by Rule
                                                    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Enzo Biochem, Inc.
                           -------------------------

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------

         (5) Total fee paid:
------------------------------------------------------------------------------

         |_| Fee paid previously with preliminary materials:
------------------------------------------------------------------------------

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
------------------------------------------------------------------------------

         (3) Filing Party:
------------------------------------------------------------------------------

         (4) Date Filed:
------------------------------------------------------------------------------

                               ENZO BIOCHEM, INC.
                             60 Executive Boulevard
                           Farmingdale, New York 11735
                                 (631) 755-5500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 23, 2003

To the Shareholders of Enzo Biochem, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Enzo Biochem, Inc., a New York corporation (the "Company"), will be held at The Yale Club of New York, 50 Vanderbilt Avenue, Grand Ballroom, 20th Floor, New York, New York, on January 23, 2003, 9:00 a.m. local time (the "Annual Meeting"), for the following purposes:

1. To elect Elazar Rabbani, Ph.D. and John B. Sias as Class III Directors for a term of three (3) years or until their respective successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the Company's fiscal year ending July 31, 2003; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The close of business on November 25, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

         All shareholders are cordially invited to attend the Annual Meeting. Please note that you will be asked to present valid picture identification, such as a driver's license or passport, in order to attend the Annual Meeting. The use of cameras, recording devices and other electronic devices will be prohibited at the Annual Meeting.

         Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Shareholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, New York 11735, Attention: Shahram K. Rabbani, Secretary. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                     By Order of the Board of Directors,


                                     Shahram K. Rabbani, Secretary


Farmingdale, New York
November 27, 2002

                               ENZO BIOCHEM, INC.
                             60 Executive Boulevard
                           Farmingdale, New York 11735
                                 (631) 755-5500

                                   -----------
                                 PROXY STATEMENT
                                   -----------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 23, 2003

         This Proxy Statement is furnished in connection with the solicitation, by the Board of Directors of Enzo Biochem, Inc., a New York corporation (the "Company"), of proxies in the enclosed form for the Annual Meeting of Shareholders to be held at The Yale Club of New York, 50 Vanderbilt Avenue, Grand Ballroom, 20th Floor, New York, New York, on January 23, 2003 at 9:00 a.m. local time (the "Annual Meeting"), and for any adjournment or adjournments thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the shareholders appointing them. In the absence of such directions, such shares will be voted FOR Proposals 1 and 2 listed below and, in their best judgment, will be voted on any other matters as may come before the Annual Meeting. Any shareholder giving a proxy has the power to revoke the same at any time before it is voted by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, New York 11735, Attn.: Shahram K. Rabbani, Secretary. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

         The principal executive offices of the Company are located at 60 Executive Boulevard, Farmingdale, New York 11735. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's shareholders is November 27, 2002.


VOTING SECURITIES

         Only holders of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company of record as of the close of business on November 25, 2002 are entitled to vote at the Annual Meeting (the "Record Date"). On the Record Date there were issued and outstanding 28,459,800 shares of Common Stock. Each outstanding share of Common Stock is entitled to one (1) vote upon all matters to be acted upon at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock as of the Record Date shall constitute a quorum.

         The election of a nominee for director requires a plurality (i.e., an excess of votes over those cast for an opposing candidate) in the event that more than one candidate is running for a vacancy. An affirmative vote of the majority of the votes cast is required for approval of Proposal 2 and all other matters submitted to the shareholders at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no effect on the outcome of the vote. A broker non-vote occurs when a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal. Proxy ballots are received and tabulated by the Company's transfer agent and certified by the inspector of election.

            STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         Set forth below is information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock of the Company, the executive officers named under "Executive Compensation of Directors and Executive Officers," all directors, and all directors and executive officers of the Company as a group based upon the number of outstanding shares of Common Stock as of the close of business on the Record Date. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares shown.



Name and Address of                        Amount and Nature of       Percent
Beneficial Owner                         Beneficial Ownership (1)   of Class (2)
----------------                         ------------------------   ------------
Elazar Rabbani, Ph.D.                           1,930,778 (3)           6.7%

Shahram K. Rabbani                             1,947,785  (4)           6.7%

Barry W. Weiner                                 1,145,564 (5)           4.0%

Dean Engelhardt, Ph.D.                            228,827 (6)            *

Norman E. Kelker, Ph.D.                           138,320 (7)            *

John J. Delucca                                    34,867 (8)            *

Irwin C. Gerson                                     7,875 (9)            *

Melvin F. Lazar, CPA                                  0  (10)            *
John B. Sias                                     163,903 (11)            *

Stanford S. Warshawsky                            20,000 (10)            *
J. Morton Davis                                2,761,345 (12)           9.7%

Salomon Smith Barney Holdings Inc.             1,547,575 (13)           5.4%
and Citigroup Inc.

All directors and executive officers as        5,876,928 (15)          19.4%
a group (13 persons) (14)

* Less than 1%.

(1) Except as otherwise noted, all shares of Common Stock are beneficially owned and the sole investment and voting power is held by the persons named, and such persons' address is c/o Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, New York 11735.

(2) Based upon 28,459,800 shares of Common Stock of the Company outstanding as of the close of business on the Record Date.

(3) Includes (i) 513,689 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof,
         (ii) 3,147 shares of Common Stock held in the name of Dr. Rabbani as custodian for certain of his children and (iii) 1,967 shares of Common Stock held in the name of Dr. Rabbani's wife as custodian for certain of their children. Does not include 75,600 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(4) Includes (i) 513,686 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof,
         (ii) 858 shares of Common Stock held in the name of Mr. Rabbani's son and (iii) 1,592 shares of Common Stock that Mr. Rabbani holds as custodian for certain of his nephews. Does not include 75,600 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(5) Includes (i) 434,524 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof and (ii) 3,304 shares of Common Stock which Mr. Weiner holds as custodian for certain of his children. Does not include 75,600 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(6) Includes 58,233 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 6,444 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(7) Includes 21,200 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 4,764 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(8) Includes 34,867 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 12,009 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(9) Includes 7,875 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 15,750 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(10) Does not include 15,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(11) Includes 81,381 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 12,010 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days from the date hereof.

(12) Mr. Davis' address is c/o D.H. Blair Investment Banking Corp., 44 Wall Street, New York, New York 10005. Includes (i) 1,364,260 shares of Common Stock owned by D.H. Blair Investment Banking Corp. of which Mr. Davis is the sole shareholder, (ii) 782,622 shares owned by Rosalind Davidowitz, Mr. Davis' wife, (iii) 601,811 shares of Common Stock owned by Engex, Inc., a close-end registered investment company of which Mr. Davis is the Chairman of the Board of Directors, and (iv) 11,550 shares owned by an investment advisor whose principal is Mr. Davis. This information is based solely on Amendment No. 1 to a Schedule 13G filed on February 12, 2002.

(13) The address of Salomon Smith Barney Holdings Inc. is 388 Greenwich Street, New York, New York 10013, and the address of Citigroup Inc. is 399 Park Avenue, New York, New York 10043. This information is based solely on a Schedule 13G filed on February 12, 2002.

(14) The total number of directors and executive officers includes three (3) executive officers who were not named under "Executive Compensation of Directors and Executive Officers."

(15) Includes 1,779,312 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days from the date hereof. Does not include 291,770 shares of Common Stock issuable upon the exercise of options held by such individuals which are not exercisable within 60 days from the date hereof.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Company has three (3) staggered classes of Directors, each of which serves for a term of three (3) years. At the Annual Meeting, the Company's Class III Directors will be elected to hold office for a term of three (3) years or until their respective successors are elected and qualified. Unless otherwise instructed, the accompanying form of proxy will be voted for the election of the below-listed nominees all of whom currently serve as Class III Directors, to continue such service as Class III Directors. Management has no reason to believe that either of the nominees will not be a candidate or will be unable to serve as a director. However, in the event that the nominees should become unable or unwilling to serve as directors, the form of proxy will be voted for the election of such persons as shall be designated by the Class I and Class II Directors.


                   CLASS III DIRECTOR NOMINEES TO SERVE UNTIL
                      THE 2006 ANNUAL MEETING, IF ELECTED:

                      Class III: New Term To Expire In 2006

Name                        Age      Year First Became a Director
----                        ---      ----------------------------
Elazar Rabbani, Ph.D.        58                  1976
John B. Sias                 75                  1982


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.


                     DIRECTORS WHO ARE CONTINUING IN OFFICE:

                        Class II: Term To Expire In 2005

Name                        Age      Year First Became a Director
----                        ---      ----------------------------

Barry W. Weiner              52                  1977
John J. Delucca              59                  1982
Melvin F. Lazar, CPA         63                  2002


                         Class I: Term To Expire In 2004

Name                        Age      Year First Became a Director
----                        ---      ----------------------------
Shahram Rabbani             50                   1976
Irwin C. Gerson             73                   2001
Stanford S. Warshawsky      65                   2002

                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board of Directors.


                                                        Year Became a
                                                         Director or
Name                                    Age            Executive Officer     Position
----                                    ---            -----------------     --------
Elazar Rabbani, Ph.D...................  58                   1976           Chairman of the Board of Directors
                                                                             and Chief Executive Officer
Shahram K. Rabbani.....................  50                   1976           Chief Operating Officer, Treasurer,
                                                                             Secretary and Director
Barry W. Weiner........................  52                   1977           President and Director
Dean Engelhardt, Ph.D..................  62                   1981           Executive Vice President
Norman E. Kelker, Ph.D.................  63                   1981           Senior Vice President
Herbert B. Bass........................  54                   1995           Vice President of Finance
Barbara E. Thalenfeld, Ph.D............  62                   1995           Vice President, Corporate Development
David C. Goldberg......................  45                   1995           Vice President, Business Development
John J. Delucca........................  59                   1982           Director
John B. Sias...........................  75                   1982           Director
Irwin C. Gerson........................  73                   2001           Director
Stanford S. Warshawsky.................  65                   2002           Director
Melvin F. Lazar, CPA...................  63                   2002           Director


Biographical Information Regarding Directors and Executive Officers

         ELAZAR RABBANI, PH.D., a Class III Director nominee, has served as the Company's Chairman of the Board of Directors and Chief Executive Officer since its inception in 1976. Dr. Rabbani received his Bachelor of Arts degree from New York University in Chemistry and his Ph.D. degree in Biochemistry from Columbia University. He is a member of the American Society for Microbiology.

         SHAHRAM K. RABBANI has served as Chief Operating Officer, Secretary, and Treasurer of the Company since November 1996, as Executive Vice President from September 1981 to November 1996 and as Vice President, Treasurer and a Director of the Company since its inception. He is also the President of Enzo Clinical Labs, Inc. Mr. Rabbani serves on numerous professional boards, including the New York State Clinical Laboratory Association and Action Long Island. Mr. Rabbani received a Bachelor of Arts degree in Chemistry from Adelphi University located in Long Island, NY.

         BARRY W. WEINER has served as President of the Company since November 1996 and as a Director of the Company since its inception. Mr. Weiner served as an Executive Vice President of the Company from September 1981 to November 1996, as a Vice President of the Company from the Company's organization to November 1996 and as Secretary of the Company from March 1980 to November 1996. He was employed by Colgate-Palmolive Company from August 1974 to March 1980, where he held several managerial and marketing positions. Mr. Weiner received his Bachelor of Science degree in Economics from New York University and M.B.A. from Boston University. Mr. Weiner is a Director of the New York State Biotechnology Association.

         DEAN ENGELHARDT, PH.D., has served as Executive Vice President since July 2000, and served as Senior Vice President from January 1989 to June 2000, and as Vice President from September 1981 to December 1988. Prior to joining the Company, he was Associate Professor of Microbiology at Columbia University College of Physicians and Surgeons. He obtained his Ph.D. in Molecular Genetics from Rockefeller University.

         NORMAN E. KELKER, PH.D., has been a Senior Vice President of the Company since January 1989. In September 1981, Dr. Kelker joined the Company as Vice President of Scientific Affairs. Prior to being employed by the Company, he was an Associate Professor in the Department of Microbiology of the New York University School of Medicine since 1975. He holds a Ph.D. in Microbiology and Public Health from Michigan State University.

         HERBERT B. BASS is Vice President of Finance of the Company since 1989. From 1986 to 1989, Mr. Bass was the Corporate Controller of Enzo. Before joining the Company in 1986, Mr. Bass held various positions at Danziger & Friedman, Certified Public Accountants, from 1979 to 1986, the most recent of which was audit manager. For the preceding seven years he held various positions at Berenson & Berenson, C.P.A.'s located in New York City. Mr. Bass holds a Bachelor of Business Administration degree in accounting from Barnard M. Baruch College in New York City.

         BARBARA E. THALENFELD, PH.D., is Vice President of Corporate Development and Vice President of Clinical Affairs for Enzo Therapeutics and has been employed with Enzo since 1982. Prior to joining the Company she held an NIH research fellowship at Columbia University. She received a Ph.D. at the Institute of Microbiology at Hebrew University in Jerusalem and a Masters of Science degree in Biochemistry from Yale University. Dr. Thalenfeld also completed a Post Doctoral Fellowship in the Department of Biological Science at Columbia University.

         DAVID C. GOLDBERG is Vice President of Business Development. Prior to joining Enzo in 1985, he was employed at DuPont NEN Products where he held several managerial and marketing positions. He received a Masters of Science degree in Microbiology from Rutgers University and a Masters of Business Administration in Finance from New York University.

         JOHN J. DELUCCA has been a Director of the Company since January 1982. Mr. Delucca had been Chief Financial Officer and Executive Vice President, Finance & Administration of Coty, Inc. from January 1999 until January 2002. From October 1993 until January 1999, he was Senior Vice President and Treasurer of RJR Nabisco, Inc. From January 1992 until October 1993, he was managing director and Chief Financial Officer of Hascoe Associates, Inc. From October 1, 1990 to January 1992 he was President of The Lexington Group. From September 1989 until September 1990, he was Senior Vice President-Finance of the Trump Group. From May 1986 until August 1989, he was senior Vice President-Finance at International Controls Corp. From February 1985 until May 1986, he was a Vice President and Treasurer of Textron, Inc. Prior to that he was a Vice President and Treasurer of the Avco Corporation, which was acquired by Textron.

         JOHN B. SIAS, a Class III Director nominee, has been a Director of the Company since January 1982. Mr. Sias had been President and Chief Executive Officer of Chronicle Publishing Company since April 1993 to January 2000. From January 1986 until April 1993, Mr. Sias was President of ABC Network Division, Capital Cities/ABC, Inc. From 1977 until January 1986 he was the Executive Vice President, President of the Publishing Division (which includes Fairchild Publications) of Capital Cities Communications, Inc.

         IRWIN C. GERSON has been a Director of the Company since May 8, 2001. From 1995 until December 1998, Mr. Gerson served as Chairman of Lowe McAdams Healthcare and prior thereto had been, since 1986, Chairman and Chief Executive Officer of William Douglas McAdams, Inc., one of the largest advertising agencies in the U.S. specializing in pharmaceutical marketing and communications to healthcare professionals. In February 2000, he was inducted into the Medical Advertising Hall of Fame. Mr. Gerson has a B.S. in Pharmacy from Fordham University and an MBA from the NYU Graduate School of Business Administration. He is a director of Andrx Corporation, which specializes in proprietary drug delivery technologies, and eXegenics Inc., a biopharmaceutical drug development company, both Nasdaq listed public companies.

         STANFORD S. WARSHAWSKY has been a Director of the Company since August 1, 2002. Mr. Warshawsky has been Co-President of Arnhold and S. Bleichroeder Holdings since 1994, having joined the firm in 1972. He previously was with the law firm of Shearman & Sterling. Mr. Warshawsky is Co-President of Arnhold and
S. Bleichroeder Advisers, Inc., a money management advisory group, in addition to being Chairman of the firm's First Eagle Funds, First Eagle SoGen Funds and First Eagle SoGen Variable Funds, Inc. Mr. Warshawsky is a member of the New York Stock Exchange's Nominating Committee, of which he also was a former Chairman, a member of the Big Board's New York Area Firms Advisory Committee, a Director of the German-American Chamber of Commerce and a Fellow in the Foreign Policy Association. He is also a member of the Bar Associations of both New York State and Virginia State. Mr. Warshawsky holds a Bachelor of Business Administration degree from the University of Michigan and a JD from the University of Virginia School of Law.

         MELVIN F. LAZAR, CPA has been a Director of the Company since August 1, 2002. Mr. Lazar was a founding partner of the public accounting firm of Lazar, Levine & Felix (LLP) since 1969 until October, 2002. He is an expert on the topic of business valuations and merger and acquisition activities. Mr. Lazar is a board member and serves as the Chairman of the Audit Committee of privately owned Active Media Services, Inc., the largest corporate barter company in the nation. Mr. Lazar holds a Bachelor of Business Administration degree from The City College of New York.

         Dr. Elazar Rabbani and Shahram K. Rabbani are brothers and Barry W. Weiner is their brother-in-law.

Meetings of The Board of Directors

         During the fiscal year ended July 31, 2002, there were five (5) formal meetings of the Board of Directors, several actions by unanimous consent and several informal meetings. Currently, the Board of Directors has a Nominating Committee, an Audit Committee and a Compensation Committee. The Audit Committee had five (5) formal meetings and the Stock Option Committee had one (1) formal meeting in fiscal 2002.

Committees of The Board of Directors

         The Audit Committee is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, review the scope of the annual audit, approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and review and discuss the audited financial statements with the auditors. Its current members are Messrs. Sias, Delucca and Lazar and Mr. Delucca is the Chairman.

         The Stock Option Committee had, until October 2002 when its functions were undertaken by the Compensation Committee, the plenary authority in its discretion to determine the purchase price of the Common Stock issuable upon the exercise of each option, to determine the employees to whom, and the time or times at which, options shall be granted and the number of shares to be issuable upon the exercise of each option, to interpret the plans, to prescribe, amend and rescind rules and regulations relating to them, to determine the term and provisions of the respective option agreements and to make all other determinations deemed necessary or advisable for the administration of the plans. The Stock Option Committee was replaced by the Compensation Committee in October 2002.

         In October 2002 the Board of Directors established a Compensation Committee. The Compensation Committee has the power and authority to (i) establish a general compensation policy for the officers and employees of the Corporation, including to establish and at least annually review officers' salaries and levels of officers' participation in the benefit plans of the Corporation, (ii) prepare any reports that may be required by the regulations of the Securities and Exchange Commission or otherwise relating to officer compensation, (iii) approve any increases in directors' fees, (iv) grant stock options and (v) exercise all other powers of the Board of Directors with respect to matters involving the compensation of employees and the employee benefits of the Corporation as shall be delegated by the Board of Directors to the Compensation Committee. Its current members are Messrs. Gerson, Warshawsky and Delucca and Mr. Gerson is the Chairman.

         In October 2002 the Board of Directors also established a Nominating Committee. The Nominating Committee has the power to recommend to the Board of Directors prior to each annual meeting of the shareholders of the Corporation:
(i) the appropriate size and composition of the Board of Directors; and (ii) nominees: (1) for election to the Board of Directors for whom the Corporation should solicit proxies; (2) to serve as proxies in connection with the annual shareholders' meeting; and (3) for election to all committees of the Board of Directors other than the Nominating Committee. Its current members are Messrs. Gerson, Warshawsky and Sias and Mr. Sias is the Chairman.

Audit Committee Report

         The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

         In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended July 31, 2002:

         (1) The Audit Committee reviewed and discussed the audited financial statements with management.

         (2) The Audit Committee discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61.

         (3) The Audit Committee reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         (4) The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held five (5) formal meeting during the fiscal year ended July 31, 2002.

         (5) Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2002 Annual Report on Form 10-K.

Independence of Audit Committee Members

         All three Audit Committee members are independent, as defined in the NYSE's listing standards.


Members of Audit Committee

         John J. Delucca
         John B. Sias
         Melvin F. Lazar, CPA

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that the Reporting Persons have complied with all applicable filing requirements.

Certain Relationship and Related Transactions

         Enzo Clinical Labs, Inc. ("Enzolabs"), a subsidiary of the Company, leases a facility located in Farmingdale, New York from Pari Management Corporation ("Pari"). Pari is owned equally by Elazar Rabbani, Ph.D., Shahram Rabbani and Barry Weiner and his wife, the officers and directors of Pari. The lease commenced on December 20, 1989 and terminates on November 30, 2004. During fiscal 2002, Enzolabs paid $1,237,581 (including $129,023 in real estate taxes) to Pari with respect to such facility and future payments are subject to cost of living adjustments. An amendment to the foregoing lease was effected on January 1, 2000, to provide for the lease of an additional 3,000 square feet by Enzolabs. The Company, which has guaranteed Enzolabs' obligations to Pari under the lease, believes that the lease terms are as favorable to the Company as would be available from an unaffiliated party.

           EXECUTIVE COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following summary compensation table sets forth the aggregate compensation paid by the Company to its chief executive officer and to the Company's four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended July 31, 2002 (each, a "Named Executive Officer") for services during the fiscal years ended July 31, 2002, 2001 and 2000:

Summary Compensation Table


                                                                                                  Long Term
                                                                                                 Compensation
                                                                                                    Awards

                                                                Annual Compensation               Securities
               Name and                                                                           Underlying
           Principal Position                 Year          Salary ($)        Bonus ($)        Options/SARs (#)
           ------------------                 ----          ----------        ---------        ----------------
Elazar Rabbani, Ph.D.,                        2002           $367,656         $245,000                -0-
   Chairman of the Board of Directors         2001           $344,307         $245,000              75,000
   and CEO                                    2000           $301,091         $195,000                -0-

Shahram K. Rabbani,                           2002           $332,526         $230,000                -0-
   Chief Operating Officer, Treasurer,        2001           $310,191         $230,000              75,000
   Secretary and Director                     2000           $269,708         $170,000                -0-

Barry W. Weiner,                                             $332,526         $230,000                -0-
   President and Director                     2002           $310,191         $230,000              75,000
                                              2001           $269,708         $170,000                -0-
                                              2000
Dean Engelhardt, Ph.D.,                                      $204,527          $50,000                -0-
   Executive Vice President                   2002           $199,843          $50,000               5,000
                                              2001           $176,150          $40,000               5,000
                                              2000

Norman E. Kelker, Ph.D.,                      2002           $168,760          $30,000                -0-
   Senior Vice President                      2001           $160,498          $30,000               5,000
                                              2000           $148,075          $20,000                -0-


         In October, 2002 the Company established a Compensation Committee. During the fiscal year ended July 31, 2002, deliberations concerning executive officer compensation were made by the Company's Board of Directors, which at that time included Elazar Rabbani, Ph.D. (Chairman of the Board, Chief Executive Officer of the Company, and Class III Director nominee), Shahram K. Rabbani (Chief Operating Officer, Secretary and Treasurer of the Company), Barry W. Weiner (President of the Company), John J. Delucca, Irwin C. Gerson and John B. Sias (a Class III Director nominee).

Option/SAR Grants in Last Fiscal Year


         There were no options issued to the Named Executive Officers during the fiscal year ended July 31, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table sets forth certain information with respect to stock option exercises by the Named Executive Officers and the Outside Directors of the Company's Board of Directors during the fiscal year ended July 31, 2002 and the value of unexercised options held by them at fiscal year-end.



                                                           Number of Securities
                                                          Underlying Unexercised             Value of Unexercised
                                                          Options/SARs Options at        In-the-Money Options/SARs at
                              Shares                        Fiscal Year End (#)            Fiscal Year End ($) (1)
                           Acquired on      Value        --------------------------     -----------------------------
Name                       Exercise (#)    Realized ($)  Exercisable  Unexercisable     Exercisable     Unexercisable
----                       ------------    ------------  -----------  -------------     -----------     -------------
Elazar Rabbani, Ph.D.           -0-            $ 0          513,689       75,600          2,217,488          66,916
Shahram K. Rabbani              -0-            $ 0          513,689       75,600          2,217,488          66,916
Barry W. Weiner                 -0-            $ 0          434,524       75,600          1,782,659          66,916
Dean Engelhardt, Ph.D.          -0-            $ 0           58,233        6,444            222,637           5,371
Norman E. Kelker, Ph.D.         -0-            $ 0           21,200        4,764            125,876           3,126
John B. Sias                    -0-            $ 0           81,381       12,010            142,852             -0-
John J. Delucca                 -0-            $ 0           34,867       12,009             88,248             -0-
Irwin C. Gerson                 -0-            $ 0            7,875       15,750                -0-             -0-


(1) Market value of the underlying securities at fiscal year end minus the exercise price.

Employment Agreements

         Each of Mr. Barry Weiner, Mr. Shahram Rabbani and Dr. Elazar Rabbani (the "Executives") are parties to an employment agreement effective May 4, 1994 (the "Employment Agreement(s)") with the Company. Pursuant to the terms of their respective Employment Agreements, as amended, Messrs. Weiner and Rabbani and Dr. Rabbani are currently compensated for the calendar year 2002 at a base annual salary of $335,000, $335,000 and $370,000, respectively. Each Executive will also receive an annual bonus, the amount of which shall be determined by the Board of Directors in its discretion. Each Employment Agreement provides that, in the event of termination of the Executive for good reason or without cause (or, additionally, in the case of Dr. Rabbani, a nonrenewal), as such terms are defined therein, each Executive shall be entitled to receive: (a) a lump sum in an amount equal to three (3) years of the Executive's base annual salary; (b) a lump sum in an amount equal to the annual bonus paid by the Company to the Executive for the last fiscal year of the Company ending prior to the date of termination multiplied by three (3); (c) insurance coverage for the Executive and his dependents, at the same level and at the same charges to the Executive as immediately prior to his termination, for a period of three (3) years following his termination from the Company; (d) all accrued obligations, as defined therein; and (e) with respect to each incentive pay plan (other than stock option or other equity plans) of the Company in which the Executive participated at the time of termination, an amount equal to the amount the Executive would have earned if he had continued employment for three (3) additional years. If the Executive is terminated by reason of his disability, he shall be entitled to receive, for three (3) years after such termination, his base annual salary less any amounts received under a long term disability plan. If the Executive is terminated by reason of his death, his legal representatives shall receive the balance of any remuneration due him. The term of each of the Executive's Employment Agreement, as amended, provides for a term expiring on May 4, 2004.

Compensation of Directors

         Each person who served as a director during the fiscal year ended July 31, 2002 and who is not otherwise an officer or an employee (such director being classified as an "Outside Director") of the Company, received $18,000 in compensation for the fiscal year ended July 31, 2002. Under the Company's 1999 Stock Option Plan (the "1999 Plan"), on the date persons are first elected to serve as Outside Directors of the Company's Board of Directors, such persons shall receive options ("Initial Director Options") to purchase 15,000 shares of Common Stock of the Company, and will automatically receive options ("Automatic Director Options" and together with the Initial Director Options, the "Director Options") to purchase 7,500 shares of the Company's Common Stock immediately following the date of each annual meeting of the Company's shareholders, provided, however, that such persons did not receive Initial Director Options since the most recent grant of Automatic Director Options and continue to serve as directors of the Company's Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Company's Common Stock on the date of grant. Director Options shall become exercisable at the discretion of the Board of Directors, subject to acceleration in certain circumstances, and shall expire the earlier of ten (10) years after the date of grant or ninety (90) days after the termination of the director's service on the Board of Directors. During fiscal year 2002, two Outside Directors, John B. Sias and John J. Delucca, each received an option to purchase 7,500 shares of Common Stock. Upon the appointment of Irwin C. Gerson as an Outside Director on May 23, 2001, Mr. Gerson received an Initial Director Option to purchase 15,000 shares of Common Stock. On August 1, 2002, each of Messrs. Warshawsky and Lazar were granted Initial Director Options to acquire 15,000 shares each.

Board of Directors Compensation Report

         The Company strives to apply a uniform philosophy to compensation for all of its employees, including the members of its senior management. This philosophy is based on the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives.

         The goals of the Company's compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the following principles, which are applicable to compensation decisions for all employees of the Company. The Company attempts to pay its executive officers competitively in order that it will be able to retain the most capable people in the industry. Information with respect to levels of compensation being paid by comparable companies is obtained from various publications and surveys.

         During the last fiscal year, the compensation of executive officers consisted principally of salary and bonus and the Company granted stock options to certain of its executive officers, additional grants of which may be made in the future. The cash portion of such program includes base salary and annual bonuses, which are awarded in the discretion of the Board of Directors. Salary levels have been set based upon historical levels, amounts being paid by comparable companies and performance. The Company's equity-based compensation consists of the award of discretionary stock options, which are designed to provide additional incentives to executive officers to maximize shareholder value. Through the use of extended vesting periods, the option program is designed to encourage executive officers to remain in the employ of the Company. In addition, because the exercise prices of such options are typically set at or above the fair market value of the stock on the date the option is granted, executive officers can only benefit from such options if the trading price of the Company's shares of Common Stock increases, thus aligning their financial interests directly with those of the shareholders.

         In consideration for Dr. Elazar Rabbani's services as Chairman of the Board of Directors and Chief Executive Officer of the Company for the fiscal year ended July 31, 2002, the Company paid Dr. Rabbani an annual salary of $367,656 and a bonus of $245,000. Such compensation was determined pursuant to the Company's employment agreement with Dr. Rabbani and was based on the Board's view of Dr. Rabbani's successful performance as Chief Executive Officer. See "Employment Agreements."

401(k) Plan

         The Company has adopted a salary reduction profit sharing plan which is generally available to employees of the Company and any subsidiary of the Company. Officers and directors who are employees of the Company participate in the Plan on the same basis as other employees.

         The Plan permits voluntary contributions by employees in varying amounts up to 17% of annual earnings (not to exceed the maximum allowable in any calendar year which is $11,000 for 2002). Employee contributions are made by salary reduction under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and are excluded from taxable income of the employee. The Company may also contribute additional discretionary amounts as it may determine.

         All employees of the Company who are twenty-one (21) years or older and have been employed by the Company for a minimum of three (3) months are eligible to participate in the Plan. Employees who have more than 500 hours of service per service year, but less than 1,000 hours per service year, are still considered members of the Plan, but contribution allocations and vesting will not increase during such time.

         A participant's account is distributed to him upon retirement or termination of employment for any reason and in certain other limited situations. The amount of the Plan allocation attributable to the Company's discretionary contributions will vest in accordance with a schedule. For the fiscal year ended July 31, 2002, the Company has made contributions of 50% of the employees' contribution up to 10% of the employees' compensation in Common Stock of the Company.

1993 Stock Option Plan

         Under the Company's 1993 Stock Option Plan (the "1993 Plan"), the Company's Board of Directors may grant incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"), as those terms are defined by Section 422 of the Code, to selected key employees, directors, officers, consultants and advisors of the Company to purchase the Company's Common Stock. Options granted under the 1993 Plan generally vest no earlier than six (6) months after the date of grant and cannot be exercised later than the tenth (10th) anniversary date of the date of grant. When the optionee, however, holds more than 10% of all combined voting stock of the Company, ISOs granted under the 1993 Plan cannot be exercised later than the fifth (5th) anniversary date of the date of grant. The exercise prices of options granted under the 1993 Plan are set by the Board of Directors of the Company, or designated committee. In any event, however, ISOs granted under the 1993 Plan may not be exercisable at a price lower than the fair market value of the Company's Common Stock on the date such options are granted, and, when the optionee holds more than 10% of all combined voting stock of the Company, the exercise prices of such options may not be less than 110% of the fair market value of the Common Stock of the Company on the date of grant. ISOs granted under the 1993 Plan to any optionee which become exercisable for the first time in any one calendar year for shares of Common Stock of the Company with an aggregate fair market value, as of the respective date or dates of grant, of more than $100,000 shall be treated as NQSOs. During the fiscal year ended July 31, 2002, no options were granted to officer-directors of the Company. As of the Record Date, of the 1,914,422 shares reserved for issuance upon the exercise of options authorized for grant under the 1993 Plan, no shares of the Company's Common Stock remain available for issuance upon the exercise of options authorized for grant under the 1993 Plan.

1994 Stock Option Plan

         Under the Company's 1994 Stock Option Plan (the "1994 Plan"), the Company's Board of Directors may grant ISOs and NQSOs to selected key employees, directors, executive officers, consultants and advisors of the Company to purchase the Company's Common Stock. ISOs and NQSOs granted under the 1994 Plan generally vest no earlier than six (6) months after the date of grant and can be exercised no later than the tenth (10th) anniversary date of the date of grant. When the optionee, however, holds more than 10% of all combined voting stock of the Company, ISOs granted under the 1994 Plan cannot be exercised later than the fifth (5th) anniversary date of the date of grant. The exercise prices of options granted under the 1994 Plan are set by the Board of Directors of the Company, or designated committee. In any event, however, ISOs granted under the 1994 Plan may not be exercisable at a price lower than the fair market value of the Company's Common Stock on the date such options are granted, and, when the optionee holds more than 10% of all combined voting stock of the Company, the exercise prices of such options may not be less than 110% of the fair market value of the Common Stock of the Company on the date of grant. ISOs granted under the 1994 Plan to any optionee which become exercisable for the first time in any one calendar year for shares of Common Stock of the Company with an aggregate fair market value, as of the respective date or dates of grant, of more than $100,000 shall be treated as NQSOs. The awards under the 1994 Plan are subject to restrictions on transferability, are forfeitable in certain circumstances and are exercisable at such time or times and during such period as shall be set forth in the option agreement evidencing such option. During the fiscal year ended July 31, 2002, no options to purchase shares of the Company's Common Stock were awarded under the 1994 Plan. As of the Record Date, of the 1,212,467 shares of the Company's Common Stock reserved for issuance upon the exercise of options authorized for grant under the 1994 Plan, no shares of the Company's Common Stock remain available for issuance upon the exercise of options authorized for grant under the 1994 Plan.

1999 Stock Option Plan

         Under the Company's 1999 Stock Option Plan (the "1999 Plan"), the Company's Board of Directors may grant ISOs and NQSOs to selected key employees, directors, executive officers, consultants and advisors of the Company to purchase the Company's Common Stock. ISOs and NQSOs granted under the 1999 Plan generally vest no earlier than six (6) months after the date of grant and can be exercised no later than the tenth (10th) anniversary date of the date of grant. When the optionee, however, holds more than 10% of all combined voting stock of the Company, ISOs granted under the 1999 Plan cannot be exercised later than the fifth (5th) anniversary date of the date of grant. The exercise prices of options granted under the 1999 Plan are set by the Board of Directors of the Company, or designated committee. In any event, however, ISOs granted under the 1999 Plan may not be exercisable at a price lower than the fair market value of the Company's Common Stock on the date such options are granted, and, when the optionee holds more than 10% of all combined voting stock of the Company, the exercise prices of such options may not be less than 110% of the fair market value of the Common Stock of the Company on the date of grant. ISOs granted under the 1999 Plan to any optionee which become exercisable for the first time in any one calendar year for shares of Common Stock of the Company with an aggregate fair market value, as of the respective date or dates of grant, of more than $100,000 shall be treated as NQSOs. The awards under the 1999 Plan are subject to restrictions on transferability, are forfeitable in certain circumstances and are exercisable at such time or times and during such period as shall be set forth in the option agreement evidencing such option. During the fiscal year ended July 31, 2002, options to purchase up to 23,625 shares of the Company's Common Stock were awarded under the 1999 Plan. As of the Record Date, of the 2,097,375 shares of the Company's Common Stock reserved for issuance upon the exercise of options authorized for grant under the 1999 Plan, 1,205,426 shares of the Company's Common Stock remain available for issuance upon the exercise of options authorized for grant under the 1999 Plan.

Insurance for Indemnification of Directors and Officers

         The Company has in effect, with American International Group Companies ("AIG") under a policy effective January 22, 2002, and expiring on February 22, 2003, insurance covering all of its directors and officers and certain other employees of the Company against certain liabilities and reimbursing the Company for obligations which it incurs as a result of its indemnification of such directors, officers and employees. Such insurance has been obtained in accordance with the provisions of Section 726 of the Business Corporation Law of the State of New York. The annual premium is $320,000.

         This report has been provided by the Board of Directors of the Company.

                           Elazar Rabbani, Ph.D.
                           Shahram K. Rabbani
                           Barry W. Weiner
                           John J. Delucca
                           Irwin C. Gerson
                           John B. Sias
                           Stanford S. Warshawsky
                           Melvin F. Lazar, CPA

         The compensation report shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report.

Performance Graph

         The graph below compares the five-year cumulative shareholder total return based upon an initial $100 investment (assuming the reinvestment of dividends) for Enzo Biochem, Inc. shares of Common Stock with the comparable return for the New York Stock Exchange Market Value Index and two peer issuer indices selected on an industry basis. The two peer group indices include: (i) 64 biotechnology companies engaged in the research and development of diagnostic substances and (ii) 18 companies engaged in the medical laboratories business. All of the indices include only companies whose common stock has been registered under Section 12 of the Securities Exchange Act of 1934 for at least the time frame set forth in the graph.

         The total shareholder returns depicted in the graph are not necessarily indicative of future performance. The Performance Graph and related disclosure shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the graph and such disclosure by reference.


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                     OF THE COMPANY, TWO PEER GROUP INDICES
                           AND THE NYSE MARKET INDEX

                                    [CHART]

                      ASSUMES $100 INVESTED ON AUG. 1 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JULY 31, 2002

                             1997     1998     1999     2000     2001     2002
                             ----     ----     ----     ----     ----     ----
ENZO BIOCHEM, INC          100.00    78.37   131.72   355.56   176.33    97.36
MEDICAL LABORATORIES       100.00    83.53    83.45   176.96   191.29   134.24
BIOTECHNOLOGY PEERS        100.00    84.17   104.58   207.39   172.21   144.56
NYSE MARKET INDEX          100.00   115.92   131.15   135.77   132.54   107.29

                                   PROPOSAL 2
                        APPROVAL OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP, as independent auditors, to audit the accounts of the Company for the fiscal year ending July 31, 2003. The Board of Directors approved the reappointment of Ernst & Young LLP (the firm resulting from the merger of Ernst & Whinney and Arthur Young & Company, which has been engaged as the Company's independent auditors since
1983). Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest in the Company or any of its affiliates other than as auditors. Although the selection and appointment of independent auditors is not required to be submitted to a vote of shareholders, the Directors deem it desirable to obtain the shareholders' ratification and approval of this appointment.

Audit Fees

         Ernst & Young LLP has billed the Company $170,000, in the aggregate, for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the Company's 2002 fiscal year and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the Company's 2002 fiscal year.

All Other Fees

         Ernst & Young LLP has billed the Company $215,602, in the aggregate, for professional services rendered by Ernst & Young LLP for all services other than those services covered in the section captioned "Audit Fees" for the Company's 2002 fiscal year. These other services include (i) tax planning and assistance with the preparation of returns and (ii) consultations on the effects of various accounting issues and changes in professional standards.

         In making its recommendations to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending July 31, 2003, the Audit Committee has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2 RELATING TO THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                     GENERAL

         The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

         The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the shareholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. In addition, Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, the Company's transfer agent, has been engaged to solicit proxies on behalf of the Company for a fee, excluding expenses, of approximately $5,000. Proxies may be solicited by mail, personal interview, telephone and telegraph.

         The Company will provide without charge to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended July 31, 2002 (as filed with the Securities and Exchange Commission) including the financial statements and the schedules thereto. All such requests should be directed to Shahram K. Rabbani, Secretary, Enzo Biochem, Inc., 60 Executive Boulevard, Farmingdale, New York 11735.


                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

         Shareholder Proposals. Proposals of shareholders intended to be presented at the Company's 2003 Annual Shareholder Meeting (i) must be received by the Company at its offices no later than August 28, 2003 (91 days preceding the one year anniversary of the Mailing Date), (ii) may not exceed 500 words and
(iii) must otherwise satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

         Discretionary Proposals. Shareholders intending to commence their own proxy solicitations and present proposals from the floor of the 2003 Annual Shareholder Meeting in compliance with Rule 14a-4 promulgated under the Exchange Act of 1934, as amended, must notify the Company of such intentions before October 13, 2003 (45 days preceding the one year anniversary of the Mailing
Date). After such date, the Company's proxy in connection with the 2003 Annual Shareholder Meeting may confer discretionary authority on the Board to vote.

                                       By Order of the Board of Directors



                                       Shahram K. Rabbani, Secretary


Dated: November 27, 2002

                                      PROXY

                               ENZO BIOCHEM, INC.
               60 Executive Boulevard, Farmingdale, New York 11735

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Shahram K. Rabbani and Barry W. Weiner as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Enzo Biochem, Inc. held of record by the undersigned on November 25, 2002, at the Annual Meeting of Shareholders to be held on January 23, 2003 or any adjournment thereof.


PROPOSAL 1.       Election of Elazar Rabbani, Ph.D. and John B. Sias as Class III Directors.

                   |_| FOR all nominees                                |_| WITHHOLDING AUTHORITY
                       (except as marked to the contrary below)            as to all nominees

                   (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

                    Withheld for:
                   ---------------------------------------------


PROPOSAL 2. Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending July 31, 2003.

                   |_| FOR                  |_| AGAINST               |_| ABSTAIN


                   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES OF COMMON STOCK ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.


      Dated:                                    , 2002 / 2003 (circle one)
            ------------------------------------



      Signature:
                ----------------------------------------

      Signature if held jointly:_____________________________
      (When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


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